Exhibit 99

Acadia Healthcare Reports Second Quarter Adjusted EPS of $0.26

Revenue Totals $177 Million, with 11.2% Growth in Same Facility Revenue

Raises Lower End of 2013 Earnings Guidance to New Range of $1.01 to $1.03

FRANKLIN, Tenn.--(BUSINESS WIRE)--July 30, 2013--Acadia Healthcare Company, Inc. (NASDAQ: ACHC) today announced financial results for the second quarter ended June 30, 2013. Revenue was $177.5 million for the second quarter, up 76.6% from $100.5 million for the second quarter of 2012. Income from continuing operations was $12.3 million, or $0.24 per diluted share, for the second quarter of 2013 compared with $6.1 million, or $0.17 per diluted share, for the second quarter of 2012. Adjusted income from continuing operations increased 101.1% to $13.1 million for the second quarter of 2013 from $6.5 million for the second quarter of 2012. The adjusted results exclude transaction-related expenses of $1.4 million and $0.7 million for the second quarter of 2013 and 2012, respectively. Adjusted income from continuing operations per diluted share increased 44.4% to $0.26 for the second quarter of 2013 from $0.18 for the second quarter of 2012, which reflected a 37.0% increase in weighted average shares outstanding for the comparable quarters, primarily due to Acadia’s public equity offerings in May 2012 and December 2012. A reconciliation of all GAAP and non-GAAP financial results in this release is on pages 7 and 8.

For the first six months of 2013, revenue increased 78.2% to $338.7 million from $190.1 million for the first six months of 2012. Income from continuing operations was $16.3 million, or $0.33 per diluted share, for the first half of 2013 compared with $9.4 million, or $0.27 per diluted share, for the same period in 2012. Adjusted income from continuing operations increased 130.3% to $23.7 million for the first half of 2013 from $10.3 million for the first half of 2012. The adjusted results for the first half of 2013 exclude debt extinguishment costs of $9.4 million and transaction-related expenses of $2.8 million and, for the first six months of 2012, exclude transaction-related expenses of $1.4 million. Adjusted income from continuing operations per diluted share increased 56.7% to $0.47 for the first six months of 2013 from $0.30 for the comparable period in 2012, which reflected a 45.4% increase in weighted average shares outstanding for the comparable quarters.

“Acadia produced strong profitable growth for the second quarter of 2013,” said Joey Jacobs, Chairman and Chief Executive Officer of Acadia. “Our revenue growth was driven by an increase of 1,500 licensed beds to over 3,700 at the end of the latest quarter from approximately 2,200 at the end of the second quarter of 2012. While most of this increase came from our facility acquisitions, we also added approximately 310 beds to existing facilities in the 12 months ended June 30, 2013, as well as opened a 60-bed de novo facility in the latest quarter. In addition to the opening of this facility, we added 152 beds to existing facilities through the first six months of 2013, including 87 beds in the second quarter.

“The addition of new beds in our same facility base, combined with our continuing initiatives in each facility to generate additional revenue, produced same facility revenue growth of 11.2% for the second quarter, reflecting an 8.2% comparable quarter increase in patient days and a 2.7% increase in revenue per patient day. This strong same facility performance generated substantial operating leverage, which was primarily accountable for the 280 basis point expansion in our same facility EBITDA margin for the comparable quarters to 27.5%. Adjusted consolidated EBITDA increased 81.9% to $37.1 million, or 20.9% of consolidated revenue, for the second quarter of 2013 from $20.4 million, or 20.3% of consolidated revenue, for the second quarter of 2012.

“Acadia generated net cash from continuing operations of $27.9 million for the second quarter of 2013 and had cash and cash equivalents of $7.4 million at the quarter’s end. We have approximately $100 million of availability under our revolving credit facility and a ratio of total net debt to trailing 12 months adjusted EBITDA, as calculated under our credit agreement, of 4.2 at the end of the quarter. We remain confident of our ability to fund our growth strategies for 2013.”

Based on the Acadia’s performance for the first half of 2013 and its outlook for the remainder of the year, the Company today raised the lower end of its guidance for 2013 adjusted earnings per diluted share to a new range of $1.01 to $1.03, from $1.00 to $1.03 previously. The Company’s guidance does not include transaction-related expenses, debt extinguishment costs and the impact of any future acquisitions.

Acadia will hold a conference call to discuss its second quarter financial results at 9:00 a.m. Eastern Time on Wednesday, July 31, 2013. A live webcast of the conference call will be available at www.acadiahealthcare.com in the “Investors” section of the website. The webcast of the conference call will be available through August 14, 2013.

Risk Factors

This news release contains forward-looking statements. Generally words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this news release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) Acadia’s ability to complete acquisitions and successfully integrate the operations of the acquired facilities; (ii) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (iii) potential reductions in payments received by Acadia from the government and third-party payors; (iv) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; and (v) potential operating difficulties, client preferences, changes in competition and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategy. These factors and others are more fully described in Acadia’s periodic reports and other filings with the SEC.

About Acadia

Acadia is a provider of inpatient behavioral healthcare services. Acadia operates a network of 46 behavioral healthcare facilities with over 3,700 licensed beds in 21 states and Puerto Rico. Acadia provides psychiatric and chemical dependency services to its patients in a variety of settings, including inpatient psychiatric hospitals, residential treatment centers, outpatient clinics and therapeutic school-based programs.

Acadia Healthcare Company, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(in thousands, except per share amounts)

Revenue before provision for doubtful accounts	$182,951	$102,752	$348,656	$194,020
Provision for doubtful accounts	(5,457)	(2,222)	(9,949)	(3,927)
Revenue	177,494	100,530	338,707	190,093

Salaries, wages and benefits (including equity-based compensation expense of $1,812, $592, $2,413 and $1,170, respectively)	100,764	58,559	195,115	113,702
Professional fees	9,324	4,658	18,338	8,831
Supplies	9,613	4,872	18,211	9,317
Rents and leases	2,394	2,227	4,721	4,469
Other operating expenses	20,096	10,407	37,079	19,388
Depreciation and amortization	4,212	1,646	7,834	3,256
Interest expense, net	9,445	7,471	18,207	14,753
Debt extinguishment costs	-	-	9,350	-
Transaction-related expenses	1,355	670	2,829	1,365
Total expenses	157,203	90,510	311,684	175,081
Income from continuing operations before income taxes	20,291	10,020	27,023	15,012
Provision for income taxes	8,020	3,919	10,698	5,584
Income from continuing operations	12,271	6,101	16,325	9,428
(Loss) income from discontinued operations, net of income taxes	(74)	(192)	(390)	160
Net income	$12,197	$5,909	$15,935	$9,588

Basic earnings per share:
Income from continuing operations	$0.24	$0.17	$0.33	$0.27
(Loss) income from discontinued operations	-	(0.01)	(0.01)	0.01
Net income	$0.24	$0.16	$0.32	$0.28

Diluted earnings per share:
Income from continuing operations	$0.24	$0.17	$0.33	$0.27
(Loss) income from discontinued operations	-	(0.01)	(0.01)	0.01
Net income	$0.24	$0.16	$0.32	$0.28

Weighted-average shares outstanding:
Basic	50,009	36,507	49,961	34,313
Diluted	50,282	36,695	50,196	34,514

Acadia Healthcare Company, Inc.
Consolidated Balance Sheets
(Unaudited)

	June 30, 2013	December 31, 2012
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$7,399	$49,399
Accounts receivable, net of allowance for doubtful accounts of $11,629 and $7,484, respectively	85,872	63,870
Deferred tax assets	13,830	11,380
Other current assets	19,988	16,332
Total current assets	127,089	140,981
Property and equipment, net	312,147	236,942
Goodwill	630,749	557,402
Intangible assets, net	18,838	15,988
Other assets	25,349	32,100
Total assets	$1,114,172	$983,413

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$13,305	$7,680
Accounts payable	28,072	19,081
Accrued salaries and benefits	28,131	28,749
Other accrued liabilities	17,171	16,341
Total current liabilities	86,679	71,851
Long-term debt	556,276	465,638
Deferred tax liabilities - noncurrent	2,267	998
Other liabilities	18,110	12,376
Total liabilities	663,332	550,863
Equity:
Common stock	500	499
Additional paid-in capital	458,582	456,228
Accumulated deficit	(8,242)	(24,177)
Total equity	450,840	432,550
Total liabilities and equity	$1,114,172	$983,413

Acadia Healthcare Company, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2013	2012
	(In thousands)

Operating activities:
Net income	$15,935	$9,588
Adjustments to reconcile net income to net cash provided by continuing operating activities:
Depreciation and amortization	7,834	3,256
Amortization of debt issuance costs	1,110	1,224
Equity-based compensation expense	2,413	1,170
Deferred income tax expense	5,392	4,854
Loss (income) from discontinued operations, net of taxes	390	(160)
Debt extinguishment costs	9,350	-
Other	14	21
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(10,557)	(6,692)
Other current assets	107	(2,214)
Other assets	(807)	313
Accounts payable and other accrued liabilities	1,038	(2,805)
Accrued salaries and benefits	(4,369)	327
Other liabilities	458	1,860
Net cash provided by continuing operating activities	28,308	10,742
Net cash used in discontinued operating activities	(358)	(196)
Net cash provided by operating activities	27,950	10,546

Investing activities:
Cash paid for acquisitions, net of cash acquired	(121,731)	(90,466)
Cash paid for capital expenditures	(29,709)	(7,619)
Cash paid for real estate acquisitions	(3,959)	(13,886)
Other	(554)	1,400
Net cash used in investing activities	(155,953)	(110,571)

Financing activities:
Borrowings on long-term debt	150,000	25,000
Principal payments on long-term debt	(1,875)	(4,000)
Repayment of long-term debt	(52,500)	-
Payment of debt issuance costs	(4,307)	(1,138)
Payment of premium on note redemption	(6,759)	-
Issuance of common stock	-	139,034
Proceeds from stock option exercises	233	187
Excess tax benefit from equity awards	1,211	-
Net cash provided by financing activities	86,003	159,083

Net (decrease) increase in cash and cash equivalents	(42,000)	59,058
Cash and cash equivalents at beginning of the period	49,399	61,118
Cash and cash equivalents at end of the period	$7,399	$120,176

Effect of acquisitions:
Assets acquired, excluding cash	$146,062	$93,299
Liabilities assumed	(12,647)	(2,833)
Prior year deposits paid for acquisitions	(11,684)	-
Cash paid for acquisitions, net of cash acquired	$121,731	$90,466

Acadia Healthcare Company, Inc.
Operating Statistics
(Unaudited)
(Revenue in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	% Change	2013	2012	% Change
Same Facility Results (a)
Revenue	$110,849	$99,728	11.2%	$208,322	$189,291	10.1%
Patient Days	182,139	168,357	8.2%	348,189	321,002	8.5%
Admissions	8,089	7,436	8.8%	15,295	14,154	8.1%
Average Length of Stay (b)	22.5	22.6	-0.5%	22.8	22.7	0.4%

Revenue per Patient Day	$609	$592	2.7%	$598	$590	1.5%
EBITDA margin	27.5%	24.7%	280 bps	26.3%	23.0%	330 bps

Total Facility Results
Revenue	$176,743	$100,490	75.9%	$337,297	$190,053	77.5%
Patient Days	265,914	170,492	56.0%	512,190	323,137	58.5%
Admissions	14,197	7,453	90.5%	27,066	14,171	91.0%
Average Length of Stay (b)	18.7	22.9	-18.1%	18.9	22.8	-17.0%

Revenue per Patient Day	$665	$589	12.8%	$659	$588	12.0%
EBITDA margin	24.8%	24.6%	20 bps	24.0%	23.0%	100 bps

(a) Same facility results for the comparative three and six months ended June 30, 2012 have been adjusted for the impact of a conversion of 50 beds from residential to acute at one of the Company's facilities. The conversion began in the second quarter of 2013 and is expected to be completed in the first quarter of 2014.

(b) Average length of stay is defined as patient days divided by admissions.

Acadia Healthcare Company, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(in thousands)		(in thousands)

Net income	$12,197	$5,909	$15,935	$9,588
Loss (income) from discontinued operations	74	192	390	(160)
Provision for income taxes	8,020	3,919	10,698	5,584
Interest expense, net	9,445	7,471	18,207	14,753
Depreciation and amortization	4,212	1,646	7,834	3,256
EBITDA	33,948	19,137	53,064	33,021

Adjustments:
Equity-based compensation expense (a)	1,812	592	2,413	1,170
Debt extinguishment costs (b)	-	-	9,350	-
Transaction-related expenses (c)	1,355	670	2,829	1,365
Adjusted EBITDA	$37,115	$20,399	$67,656	$35,556

See footnotes on page 9.

Acadia Healthcare Company, Inc.
Reconciliation of Adjusted Income from Continuing Operations to Income from
Continuing Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(in thousands, except per share amounts)		(in thousands, except per share amounts)

Income from continuing operations	$12,271	$6,101	$16,325	$9,428
Provision for income taxes	8,020	3,919	10,698	5,584
Income from continuing operations before income taxes	20,291	10,020	27,023	15,012

Adjustments to income from continuing operations:
Debt extinguishment costs (b)	-	-	9,350	-
Transaction-related expenses (c)	1,355	670	2,829	1,365
Income tax provision/benefit reflecting tax effect of adjustments to income from continuing operations (d)	(8,554)	(4,181)	(15,520)	(6,092)
Adjusted income from continuing operations	$13,092	$6,509	$23,682	$10,285

Weighted-average shares outstanding - diluted	50,282	36,695	50,196	34,514

Adjusted income from continuing operations per diluted share	$0.26	$0.18	$0.47	$0.30

See footnotes on page 9.

Footnotes

We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA and Adjusted income from continuing operations, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC. We define EBITDA as net income adjusted for loss (income) from discontinued operations, net interest expense, income tax provision and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for equity-based compensation expense, transaction-related expenses, and debt extinguishment costs.

EBITDA, Adjusted EBITDA and Adjusted income from continuing operations are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). EBITDA, Adjusted EBITDA and Adjusted income from continuing operations are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of EBITDA, Adjusted EBITDA and Adjusted income from continuing operations may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA and Adjusted income from continuing operations in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present EBITDA, Adjusted EBITDA and Adjusted income from continuing operations when reporting their results. Our presentation of EBITDA, Adjusted EBITDA and Adjusted income from continuing operations should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

(a) Represents the equity-based compensation expense of Acadia.

(b) Represents debt extinguishment costs related to the repayment of $52.5 million of the Company's 12.875% Senior Notes due 2018 on March 12, 2013, including a prepayment premium of $6.8 million and the write-off of $2.6 million of deferred financing costs.

(c) Represents transaction-related expenses incurred by Acadia related to acquisitions.

(d) Represents the income tax provision adjusted to reflect the aggregate tax effect of the adjustments to income from continuing operations described above based on effective tax rates.

CONTACT:
Acadia Healthcare Company, Inc.-
Brent Turner, 615-861-6000
President